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                                                                    Exhibit 23.1



                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


Art Renaissance, Inc.
New York, NY

We hereby consent to the inclusion in this Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated September 24, 1999 (which contains an explanatory paragraph regarding Art Renaissance, Inc. and Subsidiaries' ability to continue as a going concern), relating to the consolidated financial statements of Art Renaissance, Inc. and Subsidiaries as of January 31, 1998 and 1999 and for the three years ended January 31, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


BDO Seidman, LLP

/s/ BDO Seidman, LLP

New York, New York

October 1, 1999


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                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


Art Renaissance, Inc.
New York, NY

We hereby consent to the inclusion in this Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated April 4, 1997, except for Note 9, which is as of May 31, 1997 (which contains an explanatory paragraph regarding MCM Limited Partnership's ability to continue as a going concern), relating to the consolidated financial statements of MCM Limited Partnership as of and for the years ended January 31, 1996 and 1997.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


BDO Seidman, LLP

/s/ BDO Seidman, LLP

Chicago, Illinois

October 1, 1999